Exhibit 21

List of Subsidiaries

U.S.

FiberMark, Inc., a Delaware corporation
FiberMark North America , a Delaware corporation
FiberMark International Holdings, LLC, a Delaware limited liability company

German

FiberMark Beteiligungs GmbH, a limited company organized pursuant to the laws of Germany
FiberMark Services GmbH & Co. KG, a limited company organized pursuant to the laws of Germany
FiberMark Gessner GmbH, a limited company organized pursuant to the laws of Germany
FiberMark Lahnstein GmbH, a limited company organized pursuant to the laws of Germany
FiberMark GmbH, a limited company organized pursuant to the laws of Germany
FiberMark Lahnstein GmbH & Co. OHG, a partnership organized pursuant to the laws of Germany
FiberMark Gessner GmbH & Co. OHG, a partnership organized pursuant to the laws of Germany
FiberMark Lahnstein Grundstückverwaltungs GmbH & Co. KG, a limited company organized pursuant to the laws of Germany
FiberMark Gessner Grundstückverwaltungs GmbH & Co. KG, a limited company organized pursuant to the laws of Germany
FiberMark Gessner Unterstützungskasse GmbH, a limited company organized pursuant to the laws of Germany
Leiss GmbH & Co., a partnership organized pursuant to the laws of Germany

Other

FiberMark SARL, a limited company organized pursuant to the laws of France
Specialty Paperboard (Hong Kong) Ltd., a limited company organized pursuant to the laws of Hong Kong
FiberMark Red Bridge International, Ltd., a limited company organized pursuant to the laws of the United Kingdom